CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders

Wells Fargo Master Trust

We consent to the use of our reports July 27, 2015, with respect to the financial statements of Wells Fargo Advantage C&B Large Cap Value Portfolio, Wells Fargo Advantage Core Bond Portfolio, Wells Fargo Advantage Diversified Large Cap Growth Portfolio, Wells Fargo Advantage Emerging Growth Portfolio, Wells Fargo Advantage Index Portfolio, Wells Fargo Advantage International Growth Portfolio, Wells Fargo Advantage International Value Portfolio, Wells Fargo Advantage Large Company Value Portfolio, Wells Fargo Advantage Managed Fixed Income Portfolio, Wells Fargo Advantage Real Return Portfolio, Wells Fargo Advantage Small Company Growth Portfolio, Wells Fargo Advantage Small Company Value Portfolio, and Wells Fargo Advantage Stable Income Portfolio, thirteen of the portfolios constituting the Wells Fargo Master Trust, as of May 31, 2015, incorporated herein by reference, and to the reference to our firm under the heading “Item 27: Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

September 25, 2015